Exhibit 99.1

NEWS   RELEASE

Contact:

Phillip C. Bowman, CEO

Kevin P. Huffman, President, COO

Telephone:  (301) 352-3120

Website:  www.twsb.com

WSB Holdings, Inc. Announces Revised First Quarter Results

BOWIE, MD — May 13, 2009 - WSB Holdings, Inc. (Nasdaq: “WSB”), the parent company of Washington Savings Bank, F.S.B., (the “Bank”) today announced revised results of operations for its first quarter ending March 31, 2009.  This resulted in an increase of income of approximately $582,000 due to an adjustment to our income tax benefit.  WSB Holdings reports adjusted net loss of $1.5 million or $(0.20) per basic and diluted share for the three months ended March 31, 2009.

For more information, visit http://www.twsb.com or call 301-352-3120.